Calculation of Filing Fee Tables
S-8
URANIUM ENERGY CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	6,000,000	$ 16.32	$ 97,920,000.00	0.0001381	$ 13,522.75
Total Offering Amounts:						$ 97,920,000.00		$ 13,522.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,522.75
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act" ), this registration statement covers as indeterminate number of additional shares of Common Stock (as defined below) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2024 Stock Incentive Plan (the "Plan") of Uranium Energy Corp. (the "Registrant"). (2) The Registrant previously registered 5,500,000 shares of its common stock (as defined below) issuable pursuant to stock options and other equity incentive awards under its 2006 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-147626), a further 7,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2009 Stock Incentive Plan, as amended, on two registration statements on Form S-8 (Registration Nos. 333-162264 and 333-172092), a further 2,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2013 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-192462), a further 7,500,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2014 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-201423), a further 6,500,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under its 2016 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-213500), a further 12,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2018 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-227023), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2019 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-233736), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2020 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-249679), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2021 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-262197), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2022 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-273321), and a further 10,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2023 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-280795). The Registrant's 2006 Stock Incentive Plan and its 2009 Stock Incentive Plan, as amended, were superseded and replaced by its 2013 Stock Incentive Plan, its 2013 Stock Incentive Plan was superseded and replaced by its 2014 Stock Incentive Plan, its 2014 Stock Incentive Plan was superseded and replaced by its 2015 Stock Incentive Plan, its 2015 Stock Incentive Plan was superseded and replaced by its16 Stock Incentive Plan, its 2016 Stock Incentive Plan was superseded and replaced by its 2017 Stock Incentive Plan, its 2017 Stock Incentive Plan was superseded and replaced by its 2018 Stock Incentive Plan, its 2018 Stock Incentive Plan was superseded and replaced by its 2019 Stock Incentive Plan, its 2019 Stock Incentive Plan was superseded and replaced by its 2020 Stock Incentive Plan, its 2020 Stock Incentive Plan was superseded and replaced by its 2021 Stock Incentive Plan. its 2021 Stock Incentive Plan was superseded and replaced by its 2022 Stock Incentive Plan, its 2022 Stock Incentive Plan was superseded and replaced by its 2023 Stock Incentive Plan and its 2023 Stock Incentive Plan was superseded and replaced by its 2024 Stock Incentive Plan. (3) Represents the total number of shares of common stock, par value $0.001 per share (the "Common Stock") of the Registrant issuable pursuant to additional stock options and other equity incentive awards that may be granted under the Plan. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the shares of Common Stock, as reported on the NYSE American on February 2, 2026, which date is within five business days prior to the filing of this Registration Statement, which was $16.32 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A